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                                                                    Exhibit 10.9


                         ANTENNA SITE LICENSE AGREEMENT



This License Agreement (the "Agreement") is made as of this 12th day of August, 1997, between Wright Runstad & Company , a Washington corporation, with its principal office at 1111 Third Avenue, Suite #2730, Seattle, Washington 98101 ("Licensor"), and Progressive Networks, a Washington corporation, with its principle office at 1111 Third Avenue, Suite
2900, ("Licensee").


                                    RECITALS

        A. Licensor is the owner of the building commonly known as 1111 Third Avenue Building, located at the address of 1111 Third Avenue, Seattle, Washington, and more particularly described as Lots 2,3, 6 and 7: Block 14, C.D. Boren's Addition, City of Seattle, King County, State of Washington in the records of King County, State of Washington. (the "Building").

        B. Licensee represents and warrants to Licensor that Licensee is authorized to operate a rooftop antenna and associated equipment for telecommunications purposes from the Building under the conditions described herein.

        C. Licensee desires access to, and limited use of, specified portions of the roof and interior spaces of the Building for the purpose of installing, maintaining, and operating the roof-mounted antenna system that is specified below and that can be briefly described as, and is further detailed in Exhibit G, attached hereto and incorporated by reference:

C-band satellite receiving system to provide reception of video and audio signals for the purpose of enabling live re-transmission of those signals over the internet.

This system shall consist solely of:

        i) antenna equipment and related cabling elements with the size, engineering structure, broadcast frequencies, and operating characteristics specified in Exhibit A ("Antenna Characteristics") and with the physical space and access requirements specified in Exhibit B ("Rooftop Plan"),


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        ii) related cabling systems with the physical, bandwidth, and signal transfer characteristics specified in Exhibit C ("Pathway Needs"), and

        D. Licensor is the Landlord and Licensee is the Tenant pursuant to that Lease Agreement (the "Lease") dated March 4, 1996 for certain premises located in the Building.

This system is collectively referred to herein as the "Antenna Facilities" and shall consist solely of those elements specified in Exhibits A, B, C, and D, attached hereto and made a part hereof.

NOW THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

        1. Grant

               (a) Licensor hereby grants permission (the "License") to Licensee to install, maintain, operate and remove the Antenna Facilities (at its sole expense and risk) upon the Rooftop Space, in the Pathway to be designated by Licensor, and in the Equipment Room.

               (b) The License granted herein is not exclusive. Licensor hereby reserves the right to grant, renew or extend similar licenses to others.

               (c) Licensor and Licensee acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing herein shall be construed to constitute the parties as employer/employee, partners, joint ventures, co-owners, or otherwise as participants in a joint or common undertaking. Neither party, nor its employees, agents, or representatives, shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other. Licensee hereby accepts and assumes full and exclusive liability for, and shall hold Licensor harmless from, the Payment of all contributions required under state and federal law providing for state and federal payroll taxes or contributions for unemployment insurance or old age pensions, or annuities which are measured by wages, salaries, or other remuneration paid to Licensee or by Licensee to its employees for any and all activities in connection with this Agreement.

               (d) Licensee's Antenna Equipment is to be installed, maintained, operated and removed by Licensee, in and from the Rooftop Spaces, the Pathway, and the Equipment Room, as described in Exhibits A, B, C and D, attached hereto. Licensor shall not be liable for damage to Licensee's Antenna Equipment or for theft, misappropriation or loss thereof, unless due to the negligence or willful misconduct of Licensor, its employees or agents.

               (e) Licensor shall have the absolute right to limit the type, size and location of Licensee's future Antenna Equipment located in or on the Building, and may, at Licensor's


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expense, relocate Licensee's Antenna Equipment or require Licensee to relocate
Licensee's Antenna Equipment in the Building or upon the rooftop from time to time during the term of this Agreement in its sole, reasonable discretion. Should such a request be made, Licensor agrees to allow Licensee reasonable time, not to exceed ninety (90) days for such relocation, or one hundred twenty
(120) days if begun within ninety (90) days but not yet completed within ninety
(90) days. Licensor shall allow Licensee to perform a standard cut-over procedure, if required by said relocation, which will insure that the relocated equipment is operational for service prior to discontinuing service from old service location.

               (f) Licensor shall provide approximately 515.5 square feet of floor space upon the rooftop in the location designated on Appendix B (Rooftop
Plan) and shall provide physical access to that space to the degree specified as necessary on Appendix B.

               (g) Licensor shall provide Licensee with access to, and use of, riser shafts, and conduits (the "Pathway") to the degree necessary to install and maintain the cabling systems designated in Exhibit C (Pathway Needs).

               (h) Licensee is expressly forbidden to use its equipment located within the Building to program or control the operations of any other antenna located upon other properties without the express written permission of the Licensor. Additional fees may be required, as agreed to between the parties, for using Licensee's Antenna Facilities as a control point for other properties outside the Building.

               (i) Licensor makes no warranty or representation that the Rooftop, the Pathways within the Building, and the Equipment Room are suitable for the Licensee's use, it being assumed that Licensee has satisfied itself thereof. Licensee has inspected the Rooftop, the Pathways within the Building and the Equipment Room and accepts the same "as is" and agrees that Licensor is under no obligation to perform any work or provide any materials to prepare the Equipment Room or the Building for Licensee.

        2. Fees

        Licensee shall pay to Licensor according to the following equipment schedule:

        Equipment:    (4) 12-foot diameter dish           $840.00 mo. (each)
                      (1) 10-foot diameter dish           $700.00 mo.
                      (1) 1.2 m dish                      $400.00 mo.

        (a) Base License Fee: Licensee shall pay to Licensor an annual fee of Fifty Three Thousand Five Hundred Twenty, ($53,520.00), each year of the agreement, adjusted annually on the commencement date by the percentage increase in the Consumer Price Index (CPI) over the rate in the prior year, but which increase shall not be less than 5% nor more than 10% in any given year. The annual fee shall be payable in advance in twelve (12) monthly payments,


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or part thereof, commencing on the date herein shown as the date of this
Agreement. All payments shall be made to Licensor at the address given in
Section 18 of this Agreement. Licensor and Licensee agree to use their good faith efforts to refrain from disclosing the financial terms of this agreement. Either party may disclose the financial terms of this agreement to persons other than those employees, consultants and advisors when required by law, regulation, or prior agreement or for purposes of a stock sale or asset sale. No recourse, action or penalty shall be associated with the good faith effort of non-disclosure herein embodied.

        (b) Modified License Fee: The Base License Fee set out in this section is based upon the type and quantity of service currently expected to be provided by the Antenna Facilities described in Exhibits A and C, including the frequencies, bandwidth, and compression technologies designated in that Exhibits A and C. Changes in the type and quantity of service provided by the Antenna Facilities may increase the value of the Antenna Facilities in the future. To the degree that such changes in type and quantity of service are material, Licensor and Licensee understand and mutually agree that such an increase in the expected value of the Antenna Facilities may be reflected in an adjustment to the Base License Fee. Such an adjustment may be defined at the time at which Licensor seeks Licensee's approval for modifications to the Antenna Facilities described in Attachments A or C.

        3. Term

               The term hereof shall commence as of the day first written above ("Commencement Date"). The term hereof shall be coterminous with the Main Lease between Progressive Networks, Inc. and Wright Runstad & Company, beginning on the Commencement Date, subject to extension or earlier termination in accordance with the provisions hereof.

               The Licensee reserves the right to cancel this Agreement at any time upon giving ninety (90) days written notice to the Licensor. If Licensee elects to remove any or all of the Antenna Facilities equipment, the annual fee will be reduced by the corresponding fee as defined in this agreement.

        4. Use

               Licensee shall use the Antenna Facilities solely for the purposes of providing the services detailed in Exhibit A of this Agreement and which it has received all necessary approvals from either the local public utility governing body, or the Federal Communications Commission (the "FCC"). For these sole purposes License, subject to the following two sentences, grants Licensor the right to install, maintain, operate, replace, and remove equipment including cabinets, racks, conduits, and/or cables, and antennas.


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        5. Electric Utilities

               Licensee shall pay the costs associated with installation of a separate electrical panel and meter for the Antenna Facilities and shall be responsible for the electrical costs attributable to such Facilities. Licensor shall use reasonable efforts to notify Licensee in advance of any planned utility outages which may interfere with Licensee's use. Licensee further agrees that the Licensor has no obligation or responsibility to provide emergency or "backup" power to Licensee, and Licensee acknowledges that any such provision of emergency or "backup" power shall be the sole responsibility of Licensee.

        6. Construction

               (a) Prior to the commencement of any work, Licensee shall, at its sole cost and expense, prepare and deliver to Licensor working drawings, plans and specifications (Exhibits A, B, C, and D) detailing the location and size of the Licensee's Antenna Facilities and specifically describing the proposed construction and work. No work shall commence until Licensor has approved, in writing, Exhibits A, B, C and D. Such approval will not be unreasonable withheld, conditioned or delayed. Approval or disapproval and required changes shall be delivered to Licensee within 20 working days after the receipt of such plans from Licensee.

               (b) Licensee will ensure that the installation, maintenance and operation of Licensee's Antenna Facilities will not penetrate the rooftop and in no way damage the Building, interfere with the use of the Building or interfere with the operation of communications devices by Licensor or by other pre-existing lessees or licensees of the Licensor. In order to avoid such interference, Licensee shall, at its own expense, prepare and conduct an evaluation of the potential for such interference before installing and operating the Antenna Facilities, and shall submit a copy of such findings to Licensor within ten days. In addition, following the installation of the Antenna Facilities, Licensee shall, at its own expense, prepare and conduct an evaluation of the potential for such interference within ninety-six (96) hours if requested to do so by Licensor, whether upon Licensor's own behalf or as a result of concerns expressed by any pre-existing lessees or licensees. Licensor shall have the right to engage outside consultants to resolve interference issues arising between Licensees operating equipment on the roof, and between Licensor's Licensees and off premises operators. Licensor shall have the absolute right to require all its Licensees to implement any such consultant's recommendations for resolution of interference problems. If such damage or interference is occurring, Licensee shall correct the same within seventy-two
(72) hours of receipt of written notice thereof. Licensor reserves the right to disconnect power to any such Licensee's Equipment which Licensee fails to correct after proper notification and waiting period.


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               (c) At the conclusion of the License term, Licensee agrees, at its sole cost and expense, if requested by Licensor, to refinish any damaged surface of the Building that may have been be involved in any or all parts of the installation of the Antenna Facilities proposed hereunder and which have been damaged by Licensee, or any of its agents, representatives, employees, contractors, subcontractors, or invitees, excepting damage caused by ordinary wear and tear or by others.

               (d) Licensee warrants that the installation of Licensee's Equipment shall be in strict compliance with Exhibits A, B, C and D as attached hereto, or as they may be amended from time to time.

               (e) Licensee agrees that installation and construction shall be performed in a neat, responsible, and workmanlike manner, using generally accepted construction standards.

               (f) Licensee shall obtain, at its sole cost and expense, prior to construction and work, any necessary federal, state, and municipal permits, licenses and approvals, copies of which to be delivered to Licensor prior to commencement of construction and work.

               (g) In addition to the commitment not to interfere with communications equipment set out in sub-section (b) above, Licensee shall not disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant's use and enjoyment of it's leased or licensed premises or the common areas of the Building. Licensee shall correct such interference within three (3) days after receiving written notice of such interference and after such interference has been positively identified as being caused by Licensee's agents or its Antenna Facilities.

               (h) Licensee shall have the right to amend Exhibits A, C and D, from time to time, with the express written consent of Licensor for the purpose of serving additional occupants of the building. Such consent shall not be unreasonably withheld, conditioned or delayed by Licensor; however, the parties recognize that, in the event of changes that will materially increase the value of the Antenna Facilities, such consent may be withheld pending agreement upon the terms of modifications to the Base License Fee, as contemplated in Section 2(b) above. Following Licensor's consent to amendment of Exhibits A, C and D, all terms and conditions of this Construction Section (Section 6) shall apply.

        7.  Licensee's Covenants

               (a) Licensee agrees to maintain Licensee's Antenna Facilities in proper operating condition and to maintain the same in satisfactory condition as to safety. Cost of maintenance and repair to Licensor's Equipment Room, and other portions of the Building shall be borne by Licensor unless damage thereto is caused by Licensee, in which case Licensor shall repair such damage and Licensee shall reimburse Licensor of all reasonable costs and expenses incurred in such repair.


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               (b) Licensee agrees to comply with all applicable Rules and
Regulations of the Federal Communications Commission and applicable codes and regulations of the city, county and state pertaining to the installation and operation of Licensee's Antenna Facilities. Licensee further agrees to comply with and all applicable health and safety rules specified for radio frequency radiation by any of the above mentioned authorities, and shall placard for safety warnings wherever so applicable.

               (c) Licensee understands and agrees that the structural integrity of the load bearing capability of the roof of the Building, the moisture resistance of the Building membrane, and the ability of Licensor to use all parts of the roof of the building are of critical importance to Licensor. Licensee therefore agrees that the specifications and plans that it will provide shall be of sufficient specificity to ensure that these concerns are protected, and Licensee further agrees and commits that the actual installation of Licensee's Antenna Facilities shall be in accordance with those specifications. Licensee agrees there shall be no rooftop penetrations, as specified by the attached plans as approved by Licensor. Installation is subject to approval by Licensor's structural engineer regarding load bearing capacities and other structural parameters of the weight and wind load of Licensee's equipment and facilities.

               (d) Licensee, through its designated and approved employees and contractors, shall be solely responsible for the maintenance and care of the Antenna Facilities and shall maintain the Antenna Facilities in a clean, sanitary and safe condition and in good repair and free of any defects at all times during this Lease. Licensee, at its sole expense and risk, shall ensure that a physical inspection of the rooftop portion of the Antenna Facilities occurs at intervals of no more than 12 months and that this inspection includes a survey of structural integrity and a review and correction of any loose bolts, fittings or other appurtenances. Licensee shall provide a written certification of such inspections to Licensor not more than 10 days following each such inspection. In the absence of such a certification, Licensor shall have the right (but not the obligation) to conduct or arrange for such an inspection and corrective action and to charge Licensee for such costs.

               (e) Licensee further understands and agrees that the aesthetic characteristics of the Building are of significant commercial importance to Licensor and, therefore, commits to ensuring that the installed appearance of the Antenna Facilities will be consistent with the specifications set forth in Exhibits A and B. Licensee further agrees that, at no time during the period of this License, will it use or permit the use of its Antenna Facilities in ways that are inconsistent with those plans (as they may from time to time be amended with the consent of Licensor) or for the display of advertising or other visual displays with significant aesthetic impacts.


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        8.  Access

               (a) Licensor agrees that Licensee's authorized representatives shall have access to the Antenna Facilities at all times (with prior notifications as per (b) below), for the purposes of installing, maintaining, operating and repairing Licensee's Equipment, and Licensor further agrees to give Licensee ingress and egress to the Building Spaces during the term of this Agreement, including use of an elevator. It is agreed, however, that only authorized engineers, employees or properly authorized contractor, subcontractor, and agents of Licensee, other authorized regulatory inspectors, or persons under their direct supervision and control will be permitted to enter the Building Spaces, and only upon conditions set forth herein.

               (b) Prior to any entry upon the Building Spaces, Licensee shall submit a written request to Licensor, substantially in the form attached hereto as Exhibit C, stating the name and company of the person(s) who will enter the Building Spaces, the reason for entry, and the expected duration of the visit.

               (c) Permission for all entries upon the Building Spaces (including entries for maintenance and/or installation) must be received from Licensor in advance, unless such entry is of an emergency nature and permission cannot be obtained in a timely fashion. Licensor shall not be obligated to provide elevator service during emergency situations and under emergency conditions, which emergency situations and conditions shall be reasonably determined by Licensor.

               (d) Licensee agrees to be responsible for any damage caused to the Building Spaces, Equipment Rooms, Pathways and/or any other property owned by Licensor or any lessee or licensee of Licensor which may be caused by Licensee or any of its agents or representatives. Licensee further agrees to keep to a minimum the number of personnel visiting the Building and the frequency of the visits.

               (e) Licensee agrees to comply with all Building rules (Exhibit
F), as adopted and altered by Licensor from time to time, and will cause its agents, employees, contractors, invitees and visitors to do so.

               (f) Licensor shall have the right to enter Licensee's Rooftop and Equipment Room during any emergency which requires entry to Licensee's space. Licensor shall have the right to enter Licensee's Rooftop and Equipment Room at other such times as Licensor may require, provided however, Licensor will try, but not be obligated, to provide prior notice upon such non-emergency entrance into Licensee's Rooftop and Equipment Room.


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        9.  Insurance: As agreed to in main lease.

               (a) Licensee shall maintain in force all required workers' compensation or other similar insurance pursuant to all applicable state and local statutes.

        10. Indemnification: As agreed to in main lease.

Licensee shall exercise due care to avoid any action that may cause damage to any part of the Building or Licensor's other tenants.

        11.  Release and Waiver of Subrogation Rights

               To the extent allowable under the laws and regulations governing the writing of insurance within the state in which the Building is located, Licensor and Licensee each release the other and their respective agents and employees from all liability to each other, or anyone claiming through or under them, by way of subrogation or otherwise, for any loss or damage to property caused by or resulting from risks insured against under this Agreement, pursuant to insurance policies carried by the parties which are in force at the time of the loss or damage. Licensor and Licensee will each request its insurance carrier to include in policies provided pursuant to this Agreement an endorsement recognizing this waiver of subrogation. The waiver of subrogation endorsement need not be obtained if it incurs an additional cost for the affected policy, unless following written notice, the other party elects to pay that additional cost to obtain the waiver of subrogation endorsement. The provision of this Section 11 shall survive termination of this Agreement.

        12. Liens

               Licensee shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Licensee. Licensee shall also indemnify, hold harmless and defend Licensor against any such liens, including the reasonable fees of Licensor's attorneys. Such liens shall be discharged by Licensee within thirty
(30) days after notice of filing thereof by bonding, payment or otherwise, provided that Licensee may contest, in good faith and by appropriate proceedings any such liens. The provision of this Section 12 shall survive termination of this Agreement.

        13.    Renewal Options

               Intentionally deleted.

        14. Assignment and Subletting: As agreed to in main lease.


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        15.  Events of Default

               The following events shall be deemed to be events of default under this Agreement:

                (a) Licensee shall fail to pay any Fees or other sum or money due hereunder and such failure shall continue for a period of ten (10) days after receipt of written notification of such failure to pay.

               (b) Licensee shall fail to comply with any other provision of this Agreement, after proper written notification of such failure and such failure shall continue for a period of thirty (30) days, in which event, Licensor may, at its option, terminate this Agreement without affecting its right to sue for any other damages to which Licensor may be entitled at law or in equity. In any suit or legal proceeding arising out of this Agreement or the underlying transaction the prevailing party shall be indemnified by the unsuccessful party for all reasonable expenses and costs incurred in such proceedings, including attorneys' fees.

               (c) Interference caused by Licensee to pre-existing telecommunications equipment by the installation, operation, maintenance, repair or removal of Licensee's Antenna Facilities, to the extent that such interference is not insured in accordance with Section 6(b) above.

               (d) Revocation of Licensee's permission to operate any element of the Antenna Facilities by any governing authority that is authorized by law to regulate Licensee's operation of such facilities.

               (e) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Licensee; or an assignment for the benefit of creditors; or a petition or other proceeding by or against the Licensee for the appointment of a trustee, receiver or liquidator of Licensee or of any of the Licensee's property or a proceeding by any governmental authority for the dissolution or liquidation of Licensee.

               (f) Licensor or Licensee shall be in default hereunder in the event Licensor or Licensee has not begun and pursued with reasonable diligence the cure of any failure of Licensor or Licensee to meet its obligations hereunder within thirty (30) days of receipt of written notice from the other party of the alleged failure to perform, except where other cure periods have been specifically described.

               (g) The non-defaulting party shall have all rights available in equity or at law.


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       16. Termination/Remedies

               Upon occurrence of an Event of Default the non-defaulting party shall give written notice to the defaulting party, setting forth the nature of the Default. With respect to the payment of Fees due hereunder, Licensee shall have ten (10) days after receipt of written notice to cure the default. With respect to all other defaults, the defaulting party shall have thirty (30) days to cure such Default. If the defaulting party shall have failed to commence to cure the Default within the applicable cure period, the non-defaulting party may elect to terminate this Agreement, unless the defaulting party is actively and satisfactorily pursuing such remedy and more time is required, which additional time shall be granted to the curing party, whereupon the expiration of such time period Licensee shall forthwith remove its Antenna Facilities from the Building in a neat and orderly manner; and as of the date of such removal neither party shall have any claim against the other, except for claims that may have arisen prior to such termination and except for those provisions which expressly set forth that they shall survive the termination of this Agreement, this Agreement shall be deemed terminated and of no force and effect.

        17. Notices

               Any or all notices or demands by or from Licensor to Licensee, or Licensee to Licensor, shall be in writing and shall be deemed given upon (a) personal delivery to the addressee, (b) five (5) days after deposit into United States mail, postage prepaid, certified mail return receipt requested, or (c) one day after delivery to United States Postal Service Express Mail or similar overnight delivery service. Until notified of a different address, as provided herein, all notices shall be addressed to the parties as follows:

Licensor:                                          Licensee:

Wright Runstad & Company                              Progressive Networks
1111 Third Avenue                                     1111 Third Avenue
Suite 2730                                            Suite 2900
Seattle, Washington  98101                            Seattle, Washington  98101

        18. No Implied Waiver

               The waiver by Licensor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such terms, covenant, or condition for any subsequent breach of the same or any other term, covenant or condition herein contained.


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        19. Subordination

               Licensee accepts this License subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the land or the Building and to any renewals, modifications, consolidation, refinancing, and extensions thereof, but Licensee agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this license on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. This provision is hereby declared to be self-operative and no further instrument shall be required to effect such subordination of this Agreement.

        20. Attorney's Fees

               In the event of any action filed in relation to this Agreement, the prevailing party shall be entitled to recover from the other reasonable attorney's fees and other reasonable court costs.

        21. Casualty Damage

               As agreed to in main lease.

        22. Hazardous Materials

               (a) Licensee shall not install any hazardous substance or material into the Building. In the event that Licensee shall discover, uncover, disturb or otherwise reveal any existing hazardous materials within the Building, Licensee shall immediately stop any work in progress and report such findings to Licensor within twenty-four (24) hours. Licensee shall not conduct any further work in the reported area without Licensor's written approval.

               (b) Licensee shall have three options upon discovery of hazardous material and cessation of work as described above; (1) Abate or remove, at its sole cost and expense, and in compliance with any applicable Federal, State, or Local rules and regulations, the hazardous material within the route or area needed by Licensee to complete its work, and only with the approval of Licensor;
(2) Reroute its planned installation and Pathway designs to avoid such hazardous material areas; (3) Terminate this agreement according to the procedure set forth in Section 17 (Termination/Remedies).

               (c) Licensee is hereby released and indemnified from any responsibility for hazardous materials preexisting within the Building and undisturbed by Licensee, or brought on the Premises, into the Building, on, in or under the land upon which the Building is located by any other tenant or by Licensor.


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        23. Equipment to Remain Personalty

               The Antenna Facilities shall remain personalty ("Personalty") of the Licensee notwithstanding the fact that it may be affixed or attached to the Building, and shall, during the term of this agreement, or any extension or renewal thereof, and upon termination thereof, belong to and be removable by Licensee.

        24. Severability

               If any part of any provision of this License or any other agreement, document or writing given pursuant to or in connection with this License shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, and the remaining terms and conditions shall be interpreted so as to give the greatest effect possible thereto.

        25. Governing Law

               The construction, interpretation and performance of this Agreement shall be in accordance with the laws of the state in which the Building resides, and exclusive jurisdiction shall lie with the courts of that state.

        26. Survival of Provisions

               Any obligation of the parties relating to monies owed, as well as those provisions relating to limitations on liability and actions, shall survive termination or expiration of this Agreement.

        27. Force Majeure

               Whenever a period of time is herein prescribed for the taking of any action by Licensor or Licensee, Licensor or Licensee shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Licensor or Licensee.

        28. Recordation

               Licensee agrees not to record this License or any memorandum thereof unless required to do so by law (in which event Licensee agrees to execute, upon termination of this License, a recordable instrument evidencing such termination in form reasonably satisfactory to Licensor).


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        29. Entire Agreement

               The terms and conditions contained herein supersede all prior oral or written understandings between the parties and constitute the entire agreement between them concerning the subject matter of this Agreement. This Agreement shall not be modified or amended except by writing signed by authorized representatives of the parties.

        30. Headings

               The descriptive heading of the several paragraphs of this Agreement are inserted for convenience and ease of reference only and do not constitute part of this Agreement.


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IN WITNESS WHEREOF, Licensor and Licensee have executed this License in multiple original counterparts as of the day and year first above written.


LICENSOR:      Wright Runstad Properties
               Limited Partnership, Owner


By:            Wright Runstad & Co.

By:            PATRICIA DALEO
               --------------------------
               Patricia Daleo

Title:         Property Manager

Date:          9-16-97





LICENSEE:      Progressive Networks

By:            MARK KLEBANOFF
               --------------------------
Name:          Mark Klebanoff

Title:         Chief Financial Officer

Date:          September 16, 1997


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